     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1999.


                                                      REGISTRATION NO. 333-64707
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          THE MIIX GROUP, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               TWO PRINCESS ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-2404
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                DANIEL GOLDBERG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          THE MIIX GROUP, INCORPORATED
                               TWO PRINCESS ROAD
                            LAWRENCEVILLE, NJ 08648
                           (609) 896-2404, EXT. 1274
 (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

            JAMES J. MARINO, ESQ.                         ALLAN G. SPERLING, ESQ.
         CHRISTOPHER G. KARRAS, ESQ.                 CLEARY, GOTTLIEB, STEEN & HAMILTON
            DECHERT PRICE & RHOADS                           ONE LIBERTY PLAZA
               997 LENOX DRIVE                               NEW YORK, NY 10006
            BUILDING #3, SUITE 210                             (212) 225-2260
           LAWRENCEVILLE, NJ 08648
                (609) 620-3200

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................  $   13,275
NASD Filing Fee.............................................       5,000
NYSE Listing Fee............................................      10,500
Blue Sky Fees and Expenses..................................           0
Legal Fees and Expenses.....................................     350,000
Accounting Fees and Expenses................................     290,000
Registrar and Transfer Agent Fees...........................      50,000
Printing and Engraving Expenses.............................     176,000
Miscellaneous...............................................     105,225
                                                              ----------
          Total.............................................  $1,000,000
                                                              ==========


---------------




     Each amount set forth above, except the SEC registration fee and NYSE listing fee, is estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to include in its charter and bylaws certain provisions to eliminate the personal liability of directors for monetary damages and to indemnify its directors and officers. The MIIX Group By-laws (the "By-laws") provide that subject to certain exceptions in the case of actions by or in the right of The MIIX Group, The MIIX Group shall indemnify its directors and officers, and may indemnify its agents and employees, against judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her, incurred by reason of the fact that such person was serving as a director, officer, employee or agent of The MIIX Group, so long as such person acted and in a manner reasonably believed to be in or not opposed to the best interest of The MIIX Group, and, with respect to any criminal action, so long as the indemnified party had no reason to believe that his or her conduct was unlawful. The MIIX Group's Certificate of Incorporation provides that directors shall not be liable to The MIIX Group or The MIIX Group's stockholders for monetary damages for breach of his or her fiduciary duty as a director, except that liability may not be eliminated (i) for any breach of such person's duty of loyalty, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which such person received an improper personal benefit. Section 145(a) of the DGCL provides that a corporation may indemnify a director, officer, employee, or agent if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In addition, effective upon consummation of the Reorganization, The MIIX Group will enter into indemnification agreements with each of its directors and certain of its executive officers that generally provide for similar indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Underwriting Agreement provides for indemnification by the Underwriters of the registrant and its directors, officers and controlling persons for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The MIIX Group was incorporated under the laws of the State of Delaware on October 14, 1997. On October 15, 1997, The MIIX Group issued 10 shares of its Common Stock, par value $.01 per share, to the Medical Inter-Insurance Exchange of New Jersey for an aggregate purchase price of $10. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) thereof, because such issuance did not involve any public offering of securities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

     The following exhibits are filed herewith unless otherwise indicated:


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement among The MIIX Group,
          Incorporated, the Medical Inter-Insurance Exchange of New
          Jersey, MIIX Insurance Company, First Union Capital Markets
          Corp. and Friedman, Billings, Ramsey & Co., Inc. and Hoefer
          & Arnett Incorporated.
  2.1     Plan of Reorganization of Medical Inter-Insurance
          Exchange.(1)
  2.2     Stock Purchase Agreement between The Medical Society of New
          Jersey and the MIIX Group, Incorporated (incorporated by
          reference to Exhibit 2.1).
  2.3     Amendment No. 1 to Stock Purchase Agreement between The
          Medical Society of New Jersey and the MIIX Group,
          Incorporated, dated as of September 20, 1998.(1)
  2.4     Amendment No. 2 to Stock Purchase Agreement between The
          Medical Society of New Jersey and The MIIX Group,
          Incorporated, dated as of December 21, 1998.(1)
  2.5     Resolution of the Medical Inter-Insurance Exchange of New
          Jersey Board of Governors amending the Plan of
          Reorganization.(1)
  3.1     Restated Certificate of Incorporation of The MIIX Group,
          Incorporated.(1)
  3.2     Bylaws of The MIIX Group, Incorporated.(1)
  5.1     Opinion of Dechert Price & Rhoads.(4)
  8.1     Tax Opinion of PricewaterhouseCoopers LLP.(1)
 10.1     Lease Between the Medical Society of New Jersey and New
          Jersey State Medical Underwriters, Inc. dated June 29,
          1981.(1)
 10.2     Extension of Lease between the Medical Society of New Jersey and New Jersey State Medical Underwriters, dated June 26,
          1998.(1)
 10.3     Lease Between Princeton Pike Corporate Center Associates IV
          and Physician Healthcare Plan of New Jersey Inc. dated May
          24, 1991 and assigned to New Jersey State Medical
          Underwriters, Inc. on February 11, 1997.(1)
 10.4     Specific Excess Reinsurance Contract, effective January 1,
          1997, among Medical Inter-Insurance Exchange of New Jersey and Swiss Reinsurance Company; Hannover Ruckversicherungs;
          Underwriters Reinsurance Company; Kemper Reinsurance
          Company; and London Life and Casualty Reinsurance
          Corporation.(1)
 10.5     Specific Excess Reinsurance Contract, effective January 1,
          1997, between Medical Inter-Insurance Exchange of New Jersey and American Re-Insurance Company.(1)
 10.6     Combined Quota Share, Aggregate and Specific Excess of Loss
          Reinsurance Treaty, effective November 1, 1996, among
          Medical Inter-Insurance Exchange of New Jersey and Hannover
          Reinsurance (Ireland) Ltd.; E&S Reinsurance (Ireland) Ltd.;
          Underwriters Reinsurance Company (Barbados) Inc.; London
          Life and Reinsurance Corporation; and Lawrenceville Re,
          Ltd.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 10.7     Specific Excess Reinsurance Contract, effective January 1,
          1996 and terminated December 31, 1996, among Medical
          Inter-Insurance Exchange of New Jersey and Swiss Reinsurance
          Company; Hannover Ruckversicherungs; Underwriters
          Reinsurance Company; American Re-Insurance Company; Kemper
          Reinsurance Company; and London Life and Casualty
          Reinsurance Corporation.(1)
 10.8     Combined Aggregate and Casualty Catastrophe Excess of Loss
          Reinsurance Treaty, effective January 1, 1996 among Medical
          Inter-Insurance Exchange of New Jersey and Hannover
          Reinsurance (Ireland) Ltd.; Eisen und Stahl Reinsurance
          (Ireland) Ltd.; London Life and Casualty Reinsurance
          Corporation; and Scandinavian Reinsurance Company, Ltd.; and
          Lawrenceville Re, Ltd.(1)
 10.9     Specific Excess Reinsurance Contract, effective January 1,
          1995 and terminated December 31, 1995 among Medical
          Inter-Insurance Exchange of New Jersey and Swiss Reinsurance
          Company; Hannover Ruckversicherungs; Underwriters
          Reinsurance Company; and PMA Reinsurance Corporation.(1)
 10.10    Combined Aggregate and Casualty Catastrophe Excess of Loss
          Reinsurance Treaty, effective January 1, 1995 among Medical
          Inter-Insurance Exchange of New Jersey and Hanover
          Reinsurance (Ireland) Ltd.; Eisen und Stahl Reinsurance
          (Ireland) Ltd.; London Life and Casualty Reinsurance
          Corporation; and Scandinavian Reinsurance Company Ltd.(1)
 10.11    Combined Aggregate and Casualty Catastrophe Excess of Loss
          Reinsurance Treaty, effective January 1, 1994 among Medical
          Inter-Insurance Exchange of New Jersey and Scandinavian
          Reinsurance Company Ltd.; Hannover Reinsurance (Ireland)
          Ltd.; and Eisen und Stahl Reinsurance (Ireland) Ltd.(1)
 10.12    Combined Aggregate and Casualty Catastrophe Excess of Loss
          Reinsurance Treaty, effective January 1, 1993 among Medical
          Inter-Insurance Exchange of New Jersey and Scandinavian
          Reinsurance Company Ltd.; Hannover Reinsurance (Ireland)
          Ltd.; and Eisen und Stahl Reinsurance (Ireland) Ltd.(1)
 10.13    Combined Aggregate and Casualty Catastrophe Excess of Loss
          Reinsurance Treaty, effective December 15, 1992 among
          Medical Inter-Insurance Exchange of New Jersey and Hannover
          Reinsurance (Ireland) Ltd.; and Eisen und Stahl Reinsurance
          (Ireland) Ltd.(1)
 10.14    1998 Long Term Incentive Equity Plan of The MIIX Group,
          Incorporated.(1)
 10.15    Employment Agreement among The MIIX Group, Incorporated, New
          Jersey State Medical Underwriters, Inc. and Daniel
          Goldberg.(1)
 10.16    Employment Agreement among The MIIX Group, Incorporated, New
          Jersey State Medical Underwriters, Inc. and Kenneth
          Koreyva.(1)
 10.17    Employment Agreement among The MIIX Group, Incorporated, New
          Jersey State Medical Underwriters, Inc. and Joseph
          Hudson.(1)
 10.18    Employment Agreement between New Jersey State Medical
          Underwriters, Inc. and Lisa Kramer.(1)
 10.19    Employment Agreement between New Jersey State Medical
          Underwriters, Inc. and Ronald Wade.(1)
 10.20    Stock Purchase and Loan Agreement dated June 22, 1999
          between The MIIX Group, Incorporated and Daniel Goldberg.(4)
 10.21    Stock Purchase and Loan Agreement dated June 22, 1999
          between The MIIX Group, Incorporated and Kenneth Koreyva.(4)
 10.22    Stock Purchase and Loan Agreement dated October 9, 1998
          between The MIIX Group, Incorporated and Joseph Hudson.(1)
 10.23    Restricted Split-Dollar Life Insurance Agreement between
          Daniel Goldberg and Medical Underwriters, Inc. dated
          September 12, 1996.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 10.24    Split-Dollar Life Insurance Agreement dated November 3, 1995 between Daniel Goldberg and Medical Underwriters, Inc.(1)
 10.25    Split-Dollar Life Insurance Agreement dated June 8, 1995
          between Medical Underwriters, Inc. and Joseph Hudson.(1)
 10.26    Split-Dollar Life Insurance Agreement dated December 27,
          1991 between Medical Inter-Insurance Exchange, Inc. and
          Kenneth Koreyva.(1)
 10.27    Split-Dollar Life Insurance Agreement dated December 27,
          1991 between Medical Underwriters Inc. and Lisa Kramer.(1)
 10.28    Amendment and Restatement, dated December 31, 1998, to the
          Non-Qualified Deferred Compensation Agreement originally
          entered into and effective November 1, 1996, by and between
          New Jersey State Medical Underwriters, Inc. and Daniel
          Goldberg.(2)
 10.29    Non-Qualified Deferred Compensation Agreement entered into and effective December 31, 1998 by and between New Jersey
          State Medical Underwriters, Inc. and Kenneth M. Koreyva.(2)
 10.30    Non-Qualified Deferred Compensation Agreement entered into and effective December 31, 1998, by and between New Jersey
          State Medical Underwriters, Inc. and Joseph J. Hudson.(2)
 10.31    Draft Excess Cession Contract and Excess Event Protection,
          effective January 1, 1999 among Medical Inter-Insurance
          Exchange of New Jersey and Swiss Reinsurance Company,
          American Re-Insurance Company and Hannover
          Ruckversicherungs.(3)
 10.32    Draft Addendum No. 2 to Combined Quota Share, Aggregate and
          Specific Excess of Loss Reinsurance Treaty, effective
          January 1, 1999, among Medical Inter-Insurance Exchange and
          Hannover Reinsurance (Ireland) Ltd.; E&S Reinsurance
          (Ireland) Ltd.; Underwriters Reinsurance Company (Barbados)
          Inc.; and European Reinsurance Company of Zurich.(2)
 10.33    Draft Addendum No. 3 to Combined Quota Share, Aggregate and
          Specific Excess of Loss Reinsurance Treaty, effective
          November 1, 1998, among Medical Inter-Insurance Exchange and
          Hannover Reinsurance (Ireland) Ltd.; E&S Reinsurance
          (Ireland) Ltd.; Underwriters Reinsurance Company (Barbados)
          Inc.; and European Reinsurance Company of Zurich.(3)
 10.34    Draft Addendum No. 4 to Combined Quota Share, Aggregate and
          Specific Excess of Loss Reinsurance Treaty, effective
          November 1, 1998, among Medical Inter-Insurance Exchange and
          Hannover Reinsurance (Ireland) Ltd.; E&S Reinsurance
          (Ireland) Ltd.; Underwriters Reinsurance Company (Barbados)
          Inc.; and European Reinsurance Company of Zurich.(2)
 10.35    Stock Purchase and Loan Agreement dated June 22, 1999
          between The MIIX Group, Incorporated and Daniel Smereck.(4)
 15.1     Acknowledgment of Independent Accountants.(4)
 21.1     Subsidiaries of The MIIX Group, Incorporated.(1)
 23.1     Consent of Dechert Price & Rhoads (included in Exhibit 5.1).
 23.2     Consent of Ernst & Young LLP.(4)
 23.3     Consent of PricewaterhouseCoopers LLP.(4)
 24.1     Powers of Attorney (included in the signature pages to this
          Registration Statement).


---------------

(1) Incorporated by reference to the same numbered exhibit in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-59371).


(2) Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.


(3) Incorporated by reference to the same numbered exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.



(4) Previously filed.

     (b) Financial Statement Schedules:

     The required schedules as identified on the Index to Consolidated Financial Statements on page F-1 of the Prospectus forming part of this Registration Statement and are incorporated herein by reference. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes that:



          (1) For purposes of determining the liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville and State of New Jersey on July 29, 1999.


                                          THE MIIX GROUP, INCORPORATED

                                          By: /s/    DANIEL GOLDBERG

                                            ------------------------------------
                                                      Daniel Goldberg
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      NAME                                        TITLE                       DATE
                      ----                                        -----                       ----

              /s/ DANIEL GOLDBERG                 President, Chief Executive Officer and  July 29, 1999
------------------------------------------------    Director (principal executive
                Daniel Goldberg                     officer)

              /s/ KENNETH KOREYVA                 Executive Vice President and Chief      July 29, 1999
------------------------------------------------    Financial Officer (principal
                Kenneth Koreyva                     financial accounting officer)

*                                                 Chairman of the Board of Directors      July 29, 1999
------------------------------------------------
Vincent A. Maressa, Esq.

*                                                 Vice Chairman of the Board of           July 29, 1999
------------------------------------------------    Directors
Paul Hirsch, M.D.

*                                                                Director                 July 29, 1999
------------------------------------------------
Angelo S. Agro, M.D.

*                                                                Director                 July 29, 1999
------------------------------------------------
Harry M. Carnes, M.D.

*                                                 Director                                July 29, 1999
------------------------------------------------
Robert S. Maurer, D.O.

*                                                 Director                                July 29, 1999
------------------------------------------------
A. Richard Miskoff, D.O.

*                                                 Director                                July 29, 1999
------------------------------------------------
Charles J. Moloney, M.D.

*                                                 Director                                July 29, 1999
------------------------------------------------
Eileen Marie Moynihan, M.D.

*                                                 Director                                July 29, 1999
------------------------------------------------
Gabriel F. Sciallis, M.D.

                      NAME                                        TITLE                       DATE
                      ----                                        -----                       ----
*                                                 Director                                July 29, 1999
------------------------------------------------
Martin L. Sorger, M.D.

*                                                 Director                                July 29, 1999
------------------------------------------------
Bessie M. Sullivan, M.D.

            *By: /s/ DANIEL GOLDBERG
   ------------------------------------------
                Daniel Goldberg
                Attorney-in-Fact